Exhibit 3.307

LIMITED LIABILITY COMPANY AGREEMENT

OF

SHOWBOAT ATLANTIC CITY OPERATING COMPANY, LLC

This Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of SHOWBOAT ATLANTIC CITY OPERATING COMPANY, LLC (the “Company”), is entered into by OCEAN SHOWBOAT, INC., as the sole equity member (the “Member”).

The Member, by execution of this Agreement, hereby forms the Company as a limited liability company pursuant to and in accordance with the New Jersey Business Corporation Act (N.J.S.A. 14A:1-1 et seq.), as amended from time to time (the “Act”), and this Agreement, and the Member hereby agrees as follows:

Section 1. Name.

The name of the limited liability company formed hereby is Showboat Atlantic City Operating Company, LLC.

Section 2. Principal Business Office.

The principal business office of the Company shall be located at 801 Boardwalk, Atlantic City, New Jersey 08401 or such other location as may hereafter be determined by the Member.

Section 3. Registered Office.

The address of the registered office of the Company in the State of New Jersey is 830 Bear Tavern Road, Suite 305, Trenton, New Jersey 08628-1020.

Section 4. Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of New Jersey is Corporation Service Company, 830 Bear Tavern Road, Suite 305, Trenton, New Jersey 08628-1020.

Section 5. Members.

(a) Upon execution and delivery of this Operating Agreement, Ocean Showboat, Inc. is admitted as the sole Member of the Company, and the sole Member shall be authorized to act on behalf of the Company. The Member shall not be required to make any capital contribution to the Company but may make capital contributions from time to time.

(b) The mailing address of the Member is 801 Boardwalk, Atlantic City New Jersey, 08401. The Member will be admitted to the Company upon the execution and delivery

(c) The Member may act by written consent.

Section	6. Certificates.

Angela P. Winter is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Treasurer of the State of New Jersey. Upon the filing of the Certificate of Formation with the Treasurer of the State of New Jersey, his powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act.

The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7. Purposes.

The purpose for which the Company is formed is to engage in any activity within the purposes for which limited liability companies may be organized under the New Jersey Limited Liability Company Act, N.J.S.A. 42:2B-1 et seq., including the conduct of casino gaming.

Section 8. Powers.

The Board of Directors and the Officers of the Company on behalf of the Company (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 9. Management.

(a) Board of Directors. The business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors designated by the Member. The Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors. The initial number of Directors shall be two. Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation, expulsion or removal. Directors need not be a Member.

(b) Powers. The Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.

(c) Meetings of the Board of Directors. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of New Jersey. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day’s notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

(d) Quorum: Acts of the Board. Except as otherwise provided in this Agreement, at all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

(e) Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(f) Committees of Directors. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company, The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(g) Compensation of Directors: Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

(h) Removal of Directors. Unless otherwise restricted by law, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member, and any vacancy caused by any such removal or expulsion may be filled by action of the Member.

(i) Directors as Agents. To the extent of their powers set forth in this Agreement, the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Except as provided in this Agreement or in a resolution of the Directors, a Director may not bind the Company.

Section 10. Officers.

(a) Officers. The initial Officers of the Company shall be designated by the Member. The additional or successor Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board shall choose a President, a Secretary and a Treasurer. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified, Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.

(b) President. The President shall be the chief executive officer of the Company. The president shall preside at all meetings of the Board. Unless otherwise directed by the Board, all other officers shall be subject to the authority and the supervision of the president. The president may enter into and execute in the name of the corporation contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board, The president shall have the general powers and duties of management usually vested in the office of president of a corporation. The president may delegate from time to time to any other officer, any or all of the aforesaid duties and authority.

(c) Vice President. Vice presidents, if elected, shall have such duties and possess such authority as may be delegated to them by the president.

(d) Secretary and Assistant Secretary. The secretary shall cause notices of all meetings to be served as prescribed in these by-laws and shall keep or cause to be kept the minutes of all meetings of the Board. The secretary shall have charge of the seal of the corporation and shall perform such other duties and possess such authority as are incident to the office or as shall be assigned by the president or the Board. Assistant secretaries, if elected, shall have such duties and possess such authority as may be delegated to them by the secretary.

(e) Treasurer and Assistant Treasurer. The treasurer shall have the custody of the funds and securities of the corporation and shall keep or cause to be kept regular books of account for the corporation. The treasurer shall perform such other duties and possess such other authority as are incident to his office or as shall be assigned by the president or the Board. Assistant treasurers, if elected, shall have such duties and possess such authority as may be delegated to them by the treasurer.

Section 11. Allocation of Profits and Losses.

All profits and losses of the Company shall be allocated to the Member. The Member shall not be liable for any debts or losses of the Company beyond the aggregate amount of its capital contribution, except as otherwise required by law.

Section 12. Distributions.

At such times as determined by the Member, the Member shall cause the Company to distribute to the Member any cash or property held by it which is neither reasonably necessary for the operation of the Company nor in violation of the Act. The Member shall be liable to the Company for distributions made pursuant to this Section 12 only to the extent now or hereafter provided by the Act.

Section 13. Books and Records.

The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company’s books of account shall be kept using the method of accounting determined by the Member. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Member.

Section 14. Exculpation and Indemnification.

(a) To the fullest extent permitted by applicable law, the Company shall indemnify the Member, Officers, Directors, employees and agents of the Company and any employee, representative, agent or affiliate of the Member (collectively, the

“Covered Persons”) and shall hold the Covered Persons harmless from and against, any liability of the Covered Person to any Person arising or incurred in connection with the good faith discharge of the Covered Persons’ obligations under this Agreement, except for liability imposed on the Covered Person as a result of any fraudulent, criminal, or grossly negligent act or omission of or breach of this Agreement by such Covered Person.

(b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 14.

(c) The foregoing provisions of this Section 14 shall survive any termination of this Agreement.

Section 15. Assignment of Interest.

Subject to the provisions of this Operating Agreement, the Member may assign all or any portion of its membership interest in the Company to any person (“Assignee”). Each Assignee shall become a member of the Company upon the approval of the Member.

Section 16. Application of New Jersey Law.

The Operating Agreement, and the application or interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of New Jersey without regard to any principles of choice of law.

Section 17. Taxes. Taxable Year.

The Company will be disregarded as an entity separate from its Member for Federal and New Jersey tax purposes, and the Member hereby consents to such treatment. The taxable year of the Company shall be the calendar year.

Section 18. No Third Party Beneficiaries.

No person, other than the Member, shall have any rights hereunder.

Section 19. Casino Control Act

(a) Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall be deemed to include all provisions required by the Casino Control Act, N.J.S.A. 5:12-1 et seq., as amended and as may hereafter be amended from time to time (the “Casino Control Act”) and to the extent that anything contained herein or in the operating agreement of the Company is inconsistent with the Casino Control Act, the provisions of such Act shall govern. All provisions of the Casino Control Act, to the extent required by law to be stated in this Agreement, are herewith incorporated by reference.

(b) This Agreement shall be generally subject to the provisions of the Casino Control Act and the rules and regulations of the New Jersey Casino Control Commission (the “Commission”) promulgated thereunder. Specifically, and in accordance with the provisions of Section 82(d)(7) of the Casino Control Act, N.J.S.A. 5:12-82(d)(7), the Commission shall have the right of prior approval with regard to transfers of membership interests and other interests in the Company and any membership interests in the Company are held subject to the condition that if a holder thereof is found to be disqualified by the Commission pursuant to the provisions of the Casino Control Act, such holder will dispose of his interest in the Company; provided, however, that, notwithstanding any other provision of law to the contrary, nothing herein contained shall be deemed to require a certificate evidencing that any interest in the Company bear any legend to this effect. Specifically, and in accordance with the provisions of Section 82(d)(8) of the Casino Control Act, N.J.S.A. 5:12-82(d)(8), the Company shall have the absolute right to repurchase, at the market price or the purchase price, whichever is less, any membership interest or other interest in the Company, in the event that the Commission disapproves a transfer of such interests in accordance with the provisions of the Casino Control Act.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the    day of January, 2008.

MEMBER;
OCEAN SHOWBOAT, INC.

By:	/s/ Charles L. Atwood
Name:	Charles L. Atwood
Title:	Senior Vice President and Treasurer

ASSIGNMENT OF LLC MEMBERSHIP INTEREST

THIS ASSIGNMENT OF LLC MEMBERSHIP INTEREST (this “Assignment”), is made this    day of January, 2008 by and between OCEAN SHOWBOAT, INC., a New Jersey corporation (“Assignor”) and James R. Hurley, ICA Trustee for Ocean Showboat, Inc. (“Assignee”).

STATEMENT OF FACTS

A. On May 7, 2007, Hamlet Holdings LLC (“Hamlet Holdings”), Hamlet Merger Inc. (“Merger Sub”) and Assignee entered into a Trust Agreement (“Agreement”) required as part of its application for Interim Casino Authorization under N.J.S.A. 5:12-95.12 – 95.16 (the “Act”) to acquire certain New Jersey casino licensees, including Showboat Atlantic City Operating Company, LLC (“Showboat OpCo”), pursuant to an Agreement and Plan of Merger dated as of December 19, 2006 among Hamlet Holdings, Merger Sub and Harrah’s Entertainment, Inc.

B. As required by the Act, the Trust Agreement provides for the transfer of all present and future right, title and interest in Hamlet Holding’s and Merger Sub’s indirect membership interest in Showboat OpCo to the Trustee, subject to the terms and conditions and for the use and purposes of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. ASSIGNMENT.

Effective as of the date hereof (the “Effective Date”) Assignor assigns to Assignee and the Assignee accepts and assumes from the Assignor all of Assignor’s right, title and interest in and to 100% of the Membership Interest in Showboat OpCo (“Trust Property”).

2. EFFECT OF ASSIGNMENT.

Except as otherwise provided in the Agreement and prior to the occurrence of an ICA Event (as defined in the Trust Agreement), the Assignee shall be subject to and fully comply with the instructions of Assignor as Assignor’s agent for the holding and management of the Trust Property. Unless and until an ICA Event occurs, and subject to the terms of the Agreement, Assignee shall follow all of Assignor’s instructions regarding the holding and management of the Trust Property, and Assignor shall have all of the rights afforded them by the Trust Property including, by way of illustration and not limitation, the right to sell or distribute all or any part of the Trust Property and to vote any membership interest that is part of the Trust Property, subject to the requirements of the Act.

3. INCORPORATION OF TRUST AGREEMENT.

All of the terms and conditions of the Agreement are incorporated into this Assignment as if fully set forth herein.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed and delivered as of the date first above written.

ASSIGNOR
OCEAN SHOWBOAT, INC.

By:	/s/ Charles L. Atwood
Charles L. Atwood
Senior Vice President and Treasurer

ASSIGNEE

James R. Hurley, ICA Trustee

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed and delivered as of the date first above written.

ASSIGNOR
OCEAN SHOWBOAT, INC.

By:
ASSIGNEE

/s/ James R. Hurley
James R. Hurley, ICA Trustee

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